Exhibit 10.1(a)

Schedule to Change in Control Agreement

Horace Mann Educators Corporation (“HMEC”) and Horace Mann Service Corporation (“HMSC”) entered into Change in Control Agreements with the following persons on the dates shown. These agreements are identical to the one included as Exhibit 10.13 to HMEC’s Annual Report on Form 10-K for the year ended December 31, 2004 and are the same type of agreement as the one included as Exhibit 10.7 to HMEC’s Annual Report on Form 10-K for the year ended December 31, 2001, except that (1) the multiple of the annual base salary and average of annual cash bonus paid to the employee in the last three years and (2) the specified period during which such employee’s insurance benefits would continue are equal to the duration below.

Employee	Duration	Agreement Date
Frank D’Ambra	1.5 years	03-08-2005